SIXTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Sixth Amendment to Loan and Security Agreement (this “Amendment”) is made and entered into as of May 30, 2023, by and between PACIFIC WESTERN BANK, a California state chartered bank (“Bank”), and ADICET THERAPEUTICS, INC., a Delaware corporation formerly known as Adicet Bio, Inc. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of April 28, 2020 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)
Section 6.6 of the Agreement is hereby amended and restated, as follows:

6.6 Primary Depository. Borrower and Guarantor shall at all times maintain the lesser of (a) Thirty-Five Million Dollars ($35,000,000) or (b) all of their combined balances, in each case in primary operating demand deposit accounts, money market accounts, and/or insured cash sweep accounts with Bank. Should subsection (b) in the foregoing sentence apply, Borrower and Guarantor may (i) at any time maintain Cash and/or Investments in one or more accounts outside of Bank up to a total aggregate amount of Two Million Five Hundred Thousand Dollars ($2,500,000) so long as such accounts are subject to an account control agreement in favor of Bank, and (ii) at any time maintain an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in one or more foreign accounts outside of Bank not subject to a control agreement in favor of Bank. For the sake of clarity, so long as Cash maintained by Borrower and Guarantor in accounts with Bank equals or exceeds Thirty-Five Million Dollars ($35,000,000), Borrower and Guarantor shall be permitted to maintain Cash and/or Investments in one or more accounts outside of Bank without limitation as to the dollar amount and not subject to a control agreement in favor of Bank.

2)
Section 7.7 of the Agreement is hereby amended and restated, as follows:

7.7 Investments. Directly or indirectly acquire or own an Investment in, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments, or maintain or invest any of its investment property with a Person other than Bank or permit any Subsidiary to do so (other than Permitted Investments or in accordance with Section 6.6) unless such Person has entered into a control agreement with Bank, in form and substance reasonably satisfactory to Bank, or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower; provided however, for the avoidance of doubt, that payments to third party service providers in the ordinary course of business shall not constitute Investments hereunder.

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3)
Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement and the security interest as granted as of the Closing Date continues without novation.
4)
Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment (provided, that those representations and warranties expressly referring to another date shall be true and correct in all material respects as of such date, and provided further that any representation or warranty that contains a materiality qualification therein shall be true and correct in all respects). No Event of Default exists, or would exist with notice or lapse of time or both under the Agreement or any other Loan Document as of the date of this Amendment. A true and correct copy of each of Borrower’s and Guarantor’s certificate of incorporation and bylaws, as in effect as of the date of this Amendment have been delivered to Bank.
5)
This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.
6)
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
7)
The terms of Article 11 of the Agreement are incorporated herein by this reference, mutatis mutandis.
8)
As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance reasonably satisfactory to Bank, the following:
a)
this Amendment, duly executed by Borrower;
b)
an Affirmation and Amendment of Guaranty, duly executed by Guarantor;
c)
payment for all Bank Expenses incurred through the date of this Amendment, including Bank’s expenses for the documentation of this Amendment and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and
d)
such other documents and completion of such other matters, as Bank may have reasonably requested prior to the date of this Amendment.

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[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ADICET THERAPEUTICS, INC. PACIFIC WESTERN BANK

By: /s/ Chen Schor___________________ By: /s/ Steve Kent_____________________

Name: Chen Schor Name: Steve Kent

Title: President, Secretary & CEO Title: Vice President

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